UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No.  )

Check the appropriate box:

[  ] Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ X]	Definitive Information Statement

Columbia Funds Series Trust I

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee paid previously with preliminary materials.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

MULTI-MANAGER DIRECTIONAL ALTERNATIVE STRATEGIES FUND

A SERIES OF COLUMBIA FUNDS SERIES TRUST I

290 Congress Street

Boston, MA 02210

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

May 11, 2026

As a shareholder of Multi-Manager Directional Alternative Strategies Fund (the “Fund”), a series of Columbia Funds Series Trust I, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the hiring of a new subadviser, Los Angeles Capital Management LLC (“LA Capital”) with respect to a sleeve of the Fund. This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the hiring of a new subadviser with respect to a sleeve of the Fund and related changes. At a meeting of the Fund’s Board of Trustees (the “Board”) on September 5, 2025, the Board approved, among other things: (i) a subadvisory agreement (the “Subadvisory Agreement”) between Columbia Management Investment Advisers, LLC (“Investment Manager”) and LA Capital with respect to the Fund; and (ii) modifications to the Fund’s principal investment strategies to reflect LA Capital’s investment process for the portion of the Fund it manages.

The Subadvisory Agreement went into effect on March 12, 2026.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to the approval of the Board, to appoint unaffiliated subadvisers by entering into subadvisory agreements with them, and to change in material respects the terms of those subadvisory agreements, including the fees paid thereunder, for the Fund without first obtaining shareholder approval, thereby avoiding the expense and delays typically associated with obtaining shareholder approval. Although approval by the Fund’s shareholders of a new agreement or material changes to an existing agreement is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

Accessing Information Statement

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.columbiathreadneedleus.com/investor/resources/literature/fund-information-statements/. The Information Statement will be available on the website until at least August 10, 2026. To view and print the Information Statement, click on the link for the Information Statement. You may request a paper

1

copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling (toll-free) 800-345-6611 by May 11, 2027. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent Form N-CSR is available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or calling 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

TAX284_04_007_(05/26)

2

MULTI-MANAGER DIRECTIONAL ALTERNATIVE STRATEGIES FUND

A SERIES OF COLUMBIA FUNDS SERIES TRUST I

290 CONGRESS STREET

BOSTON, MA 02210

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of Information Statement is being mailed on or about May 11, 2026. This Information Statement is being made available to shareholders of Multi-Manager Directional Alternative Strategies Fund (the “Fund”), a series of Columbia Funds Series Trust I (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) to manage the Fund.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 290 Congress Street, Boston, MA 02210, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of June 1, 2023, and most recently renewed at a meeting of the Board on June 26, 2025.

Under the Management Agreement, the Investment Manager, among other duties, monitors the performance of each subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays each subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which a subadviser manages all or a portion of a fund’s investment portfolio, as allocated to a subadviser by the Investment Manager, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of a subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services it receives, provided that the subadviser’s procedures are consistent with the Fund’s and the Investment Manager’s policies.

LOS ANGELES CAPITAL MANAGEMENT LLC AND THE SUBADVISORY AGREEMENT

At a meeting of the Board on September 5, 2025 (the “September Meeting”), the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved, in accordance with the recommendations of the Investment Manager, (i) a subadvisory agreement (the “Subadvisory Agreement”) between the Investment Manager and Los Angeles Capital Management LLC (“LA Capital”) with respect to the Fund; and (ii) modifications to the Fund’s principal investment strategies to reflect LA Capital’s investment process for the portion of the Fund it manages. The Subadvisory Agreement went into effect on March 12, 2026. Boston Partners Global Investors, Inc. (“Boston Partners”) and Summit Partners Public Asset Management, LLC (“Summit”) continue to serve as subadvisers to the Fund, and there were no changes to the subadvisory agreements between the Investment Manager and Boston Partners and Summit, respectively.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to LA Capital

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

Multi-Manager Directional Alternative Strategies Fund

Net Assets	Annual rate

All assets	1.60%

The table above represents the fee rate payable by the Fund to the Investment Manager, which has not changed as a result of the changes discussed above.

The following table presents: (i) the actual fees paid to the Investment Manager and related fee rate; (ii) the aggregate subadvisory services fees paid to the subadvisers and aggregate effective fee rate; and (iii) an estimate of the subadvisory services fees and effective fee rate that would have been paid to the subadvisers in the aggregate had the Subadvisory Agreement been in place.

Type of Fee(1)	Fee in Dollars	Fee as a Percentage of Average Daily Net Assets

Fees Paid to Investment Manager(2)	$4,417,498	1.60%

Aggregate Subadvisory Fee Paid by the Investment Manager to Boston Partners and Summit (3)	$2,054,848	0.75%

Estimated Aggregate Subadvisory Fee that Would Have Been Paid if the Subadvisory Agreement with LA Capital Had Been in Effect	$2,306,100	0.84%

Difference in the Aggregate Subadvisory Fee and the Estimated Aggregate Subadvisory Fee	$(251,252)	0.09%

(1)	All fees are for the fiscal year ended 4/30/2025.
(2)	The Investment Manager uses these fees to pay the subadvisers.
(3)	This amount includes $462,773 paid to a former subadviser, Allspring Global Investments, LLC, which served as a subadviser on a portion of the Fund until February 25, 2025.

INFORMATION ABOUT LA CAPITAL

LA Capital is a discretionary institutional global asset manager registered with the SEC under the Investment Advisers Act of 1940, as amended. LA Capital was founded in 2002 and is organized as a California limited liability company. LA Capital provides investment management advice across a range of equity investment strategies that are broadly categorized as U.S. equities, Emerging Markets equities, Global equities, Developed Markets outside the U.S. equities, and long/short equities.

LA Capital had approximately $34.8 billion in assets under management as of February 28, 2026. LA Capital’s principal offices are located at 11150 Santa Monica Boulevard, Suite 200, Los Angeles, California 90025.

The following table provides information on the principal executive officers and directors of LA Capital:

Name	Title/Responsibilities	Address

Thomas D. Stevens	Chairman	11150 Santa Monica Boulevard, Suite 200, Los Angeles, California 90025

Hal W. Reynolds	Vice Chairman	11150 Santa Monica Boulevard, Suite 200, Los Angeles, California 90025

Edward Rackham	Chief Investment Officer	11150 Santa Monica Boulevard, Suite 200, Los Angeles, California 90025

Stuart K. Matsuda	Chief Trading Officer	11150 Santa Monica Boulevard, Suite 200, Los Angeles, California 90025

Jennifer Pepin	Chief Compliance Officer	11150 Santa Monica Boulevard, Suite 200, Los Angeles, California 90025

Daniel E. Allen	President and CEO	11150 Santa Monica Boulevard, Suite 200, Los Angeles, California 90025

Daniel Giddings	Chief Legal Officer/General Counsel/Corporate Secretary	11150 Santa Monica Boulevard, Suite 200, Los Angeles, California 90025

Bradford Rowe	Chief Research Officer	11150 Santa Monica Boulevard, Suite 200, Los Angeles, California 90025

Elizabeth Mueller	Chief Financial Officer	11150 Santa Monica Boulevard, Suite 200, Los Angeles, California 90025

Steve Oetomo	Chief Technology Officer	11150 Santa Monica Boulevard, Suite 200, Los Angeles, California 90025

LA Capital does not manage any other funds with investment objectives substantially similar to the Fund, as noted herein.

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

The Fund’s Board of Trustees (the Board) at its September 5, 2025 meeting (the September Meeting), considered the approval of the Subadvisory Agreement (as defined below) between the Investment Manager and LA Capital with respect to the Fund. At the September Meeting, independent legal counsel (Independent Legal Counsel) to the independent Board members (the Independent Trustees) reviewed with the Board the legal standards for consideration by directors/trustees of advisory and subadvisory agreements and referred to the various written materials and oral presentations received by the Board and its Compliance and Investment Review Committees in connection with the Board’s evaluation of LA Capital’s proposed services.

Independent legal counsel noted that LA Capital already serves as subadviser to Multi-Manager Large Cap Growth Strategies Fund and, in this regard, that the existing subadvisory agreement would be amended to add the Fund and provide for fees payable by the Investment Manager to LA Capital for its service to the Fund (the Subadvisory Agreement), but that no other changes to the existing subadvisory agreement were proposed. The Board noted

each of the discussions relating to the renewal and approval of the Fund’s advisory and subadvisory agreements, as well as the renewal and approval of the subadvisory agreement for Multi-Manager Large Cap Growth Strategies Fund, at the full Board meeting in June 2025.

The Trustees held discussions with the Investment Manager and LA Capital and reviewed and considered various written materials and oral presentations in connection with the evaluation of LA Capital’s proposed services, including the reports from management with respect to the fees and terms of the proposed Subadvisory Agreement and LA Capital’s investment strategy/style and performance and from the Compliance Committee, with respect to the code of ethics and compliance program of LA Capital. In considering the Subadvisory Agreement, the Board reviewed, among other things:

•	Terms of the Subadvisory Agreement;
•	Subadvisory fees payable by the Investment Manager under the Subadvisory Agreement;
•	Descriptions of various services proposed to be performed by LA Capital under the Subadvisory Agreement, including portfolio management and portfolio trading practices;
•	Information regarding the experience and resources of LA Capital, including information regarding senior management, portfolio managers, and other personnel;
•	Information regarding LA Capital’s compliance program; and
•	The profitability to the Investment Manager and its affiliates from their relationships with the Fund.

Following an analysis and discussion of the foregoing, and the factors identified below, the Board, including a majority of the Independent Trustees, upon the recommendation of the Investment Manager, unanimously approved the Subadvisory Agreement between the Investment Manager and LA Capital with respect to the Fund on September 5, 2025.

Nature, extent and quality of services provided by the Investment Manager and LA Capital

When considering the approval of the Subadvisory Agreement with LA Capital, the Board considered its analysis of the reports and presentations received by it, detailing the services proposed to be performed by LA Capital as a subadviser for the Fund, as well as the history, reputation, expertise, resources and relative capabilities, and the qualifications of the personnel of LA Capital. The Board considered the diligence and selection process undertaken by the Investment Manager to select LA Capital, including the Investment Manager’s rationale for recommending LA Capital, and the process for monitoring LA Capital’s ongoing performance of services for the Fund. The Board observed that the compliance program of LA Capital, as an existing subadviser, is subject to ongoing review by the Fund’s Chief Compliance Officer and was determined by him to be reasonably designed to prevent violation of the federal securities laws by the Fund. The Board also observed that information had been presented regarding LA Capital’s ability to carry out its responsibilities under the Subadvisory Agreement. The Board also considered the information provided by management regarding the personnel, risk controls, philosophy, and investment processes of LA Capital. The Board also noted the presentation by LA Capital to the Board’s Investment Review Committee.

The Board also discussed the acceptability of the terms of the Subadvisory Agreement. In this regard, the Board noted that the nature, extent and quality of services provided by LA Capital were not proposed to change as a result of the addition of the Fund. The Board noted the Investment Manager’s representation that LA Capital has experience subadvising registered mutual funds, including a Fund overseen by the Board.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the expected nature, extent and quality of the services to be provided to the Fund supported the approval of the Subadvisory Agreement with LA Capital.

Investment performance

When considering the approval of the Subadvisory Agreement with LA Capital, the Board observed LA Capital’s relevant performance results versus the Fund’s benchmark and versus peers over various periods, noting outperformance results versus certain peers and industry benchmarks over certain of the 1-, 3- and 5-year periods ended December 31, 2024. After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the performance of LA Capital, in light of other considerations, supported the approval of the Subadvisory Agreement.

Comparative fees, costs of services provided and the profits realized by the Investment Manager and its affiliates from their relationships with the Fund

When considering the approval of the Subadvisory Agreement with LA Capital, the Board reviewed the proposed level of subadvisory fees under the Subadvisory Agreement, noting that the proposed subadvisory fees payable to LA Capital would be paid by the Investment Manager and would not impact the fees paid by the Fund. The Board observed that the proposed subadvisory fees for LA Capital were within a reasonable range of subadvisory fees paid by the Investment Manager to the subadvisers of other Funds with similar strategies. The Trustees observed that management fees, which were not proposed to change, remained within the range of other peers and that the Fund’s expense ratio also remained within the range of other peers.

Additionally, the Board considered the expected slight increase in the total profitability of the Investment Manager and its affiliates in connection with the Subadvisory Agreement. Because the Subadvisory Agreement was negotiated at arm’s length by the Investment Manager, which is responsible for payments to the subadviser thereunder, the Board did not consider the profitability to LA Capital from its relationship with the Fund.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the proposed level of subadvisory fees, anticipated costs of services provided and the expected profitability to the Investment Manager and its affiliates from their relationships with the Fund supported the approval of the Subadvisory Agreement with LA Capital.

Economies of scale

When considering the approval of the Subadvisory Agreement with LA Capital, the Board considered the economies of scale that may be realized by the Investment Manager and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board considered, in this regard, the expected slight increase in profitability to the Investment Manager as a result of the Subadvisory Agreement. The Board took into account, in this regard, the significant oversight services provided by the Investment Manager to the Fund. The Board also observed that fees to be paid under the Subadvisory Agreement would not impact fees paid by the Fund (as subadvisory fees are paid by the Investment Manager and not the Fund).

Conclusion

The Board reviewed all of the above considerations in reaching its decision to approve the Subadvisory Agreement with LA Capital on September 5, 2025. In reaching its conclusions, no single factor was determinative.

On September 5, 2025, the Board, including all of the Independent Trustees, determined that fees payable under the Subadvisory Agreement with LA Capital appeared fair and reasonable in light of the services proposed to be provided and approved the Subadvisory Agreement.

FUND ASSETS

For a fund managed by multiple subadvisers, such as the Fund, the Investment Manager, subject to the oversight of the Board, decides the proportion of Fund assets to be managed by the subadvisers, and may change these proportions at any time.

Prior to March 12, 2026, the long-term allocation target of the Fund’s assets was as follows:

Boston Partners	Summit
60%	40%

As of March 12, 2026, the long-term allocation target of the Fund’s assets is as follows:

Boston Partners	Summit	LA Capital
40%	27.5%	32.5%

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 290 Congress Street, Boston, MA 02210, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 290 Congress Street, Boston, MA 02210, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent Form N-CSR is available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, calling 800-345-6611 or online at https://www.columbiathreadneedleus.com/investor.

RECORD OF BENEFICIAL OWNERSHIP

As of February 28, 2026, American Enterprise Investment Service, 903 3rd Avenue South, Minneapolis, MN 55402 owned 100% of the outstanding shares of the Fund.

As of February 28, 2026, Board members and officers of the Fund owned less than 1% of the Fund and each class of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time, and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this Information Statement, the Fund will mail only one copy of this Information Statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this Information Statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this Information Statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this Information Statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

TAX284_04_008_(05/26)